Exhibit 99.1

VERITEX HOLDINGS, INC. REPORTS SECOND QUARTER OPERATING RESULTS

Dallas, TX — July 22, 2019 —Veritex Holdings, Inc. (“Veritex” or the “Company”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended June 30, 2019. The Company reported net income of $26.9 million, or $0.49 diluted earnings per share (“EPS”), compared to $7.4 million, or $0.13 diluted EPS, for the quarter ended March 31, 2019 and $10.2 million, or $0.42 diluted EPS, for the quarter ended June 30, 2018. Operating net income totaled $32.2 million, or $0.59 diluted operating EPS1, compared to $32.7 million, or $0.59 diluted operating EPS1, for the quarter ended March 31, 2019 and $11.2 million, or $0.46 diluted operating EPS1, for the quarter ended June 30, 2018.
“We are extremely pleased with our operating results for the first half of 2019.  We have struck the right balance between focusing on short-term financial results and long-term shareholder value creation” said C. Malcolm Holland, III, the Company’s Chairman and Chief Executive Officer.  “The financial metrics speak for themselves; but, I am equally excited about the investments we are making in culture, key employee retention, talent acquisition, branding, technology and core system conversion.  These investments will help drive long-term shareholder value creation and top quartile financial results.”

Second Quarter 2019 Highlights:

•	Diluted EPS was $0.49 and diluted operating EPS[1] was $0.59 for the second quarter of 2019, resulting in a 28.3% increase in diluted operating EPS compared to the second quarter of 2018;

•
Book value per common share was $22.55 and tangible book value per common share (“TBV”)[1] was $14.27 for the second quarter of 2019, reflecting operating earnings, merger expenses, dividends and share repurchase activity;

•	Return on average assets was 1.36%, operating return on average assets[1] was 1.63% and pre-tax, pre-provision operating return on average assets[1] was 2.22% for the second quarter of 2019;

•	Efficiency ratio was 51.49% and operating efficiency ratio[1] was 43.66% for the second quarter of 2019, reflecting two consecutive quarters of operating efficiency ratio[1] below 44%;

•
Purchased 855,262 shares of our outstanding common stock under our stock buyback program for an aggregate of $22.1 million during the second quarter of 2019, resulting in an aggregate of 1,171,862 shares of our outstanding common stock purchased as of June 30, 2019;

•	Declared quarterly cash dividend of $0.125 payable on August 22, 2019;

•	Successfully converted systems, customers, branches and branding in June 2019 in connection with our acquisition of Green Bancorp, Inc. (“Green”);

•
Veritex Community Bank completed its previously announced sale of certain assets and liabilities associated with a branch in the Austin metropolitan market to Keystone Bank, N.A., thereby exiting the Austin metropolitan market.

Summary of Financial Data

	Q2 2019	Q1 2019	% Change
	(Dollars in thousands)
GAAP
Net income	$26,876	$7,407	263%
Diluted EPS	0.49	0.13	277%
Return on average assets[2]	1.36%	0.38%
Efficiency ratio	51.49	82.30
Book value per common share	$22.55	$21.88	3.06%
Non-GAAP[1]
Operating net income	$32,234	$32,679	(1)%
Diluted operating EPS	0.59	0.59	—%
Operating return on average assets[2]	1.63%	1.69%
Operating efficiency ratio	43.66	43.54
Return on average tangible common equity[2]	15.26	5.09
Operating return on average tangible common equity[2]	18.09	18.81
Tangible book value per common share	$14.27	$13.76
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Results of Operations for the Three Months Ended June 30, 2019
Net Interest Income
For the three months ended June 30, 2019, net interest income before provision for loan losses was $71.4 million and net interest margin was 4.00% compared to $72.9 million and 4.17%, respectively, for the three months ended March 31, 2019. The $1.5 million decrease in net interest income was primarily due to a $1.0 million increase in interest expense on transaction and savings deposits and a $1.4 million increase in interest expense on certificates and time deposits, and was partially offset by a $1.0 million increase in interest income on loans. Net interest margin decreased 17 basis points from the three months ended March 31, 2019 primarily due to an increase in the average rate paid on interest-bearing demand and savings deposits and certificate and other time deposits during the three months ended June 30, 2019. As a result, the average cost of interest-bearing deposits increased to 1.79% for the three months ended June 30, 2019 from 1.62% for the three months ended March 31, 2019.
Net interest income before provision for loan losses increased by $43.5 million from $27.9 million to $71.4 million and net interest margin decreased by 9 basis points from 4.09% to 4.00% for the three months ended June 30, 2019 as compared to the same period in 2018. The increase in net interest income before provision for loan losses was primarily driven by higher loan balances and yields resulting from loans acquired from Green and organic loan growth during the three months ended June 30, 2019 compared to the three months ended June 30, 2018. For the three months ended June 30, 2019, average loan balance increased by $3.4 billion compared to the three months ended June 30, 2018, which resulted in a $61.3 million increase in interest income. This was partially offset by an increase in the average rate paid on interest-bearing liabilities, which resulted in a $15.1 million increase in interest on deposit accounts. Net interest margin decreased 9 basis points from the three months ended June 30, 2018 primarily due to an increase in the average rate paid on interest-bearing liabilities for the three months ended June 30, 2019 compared to the three months ended June 30, 2018. As a result, the average cost of interest-bearing deposits increased to 1.79% for the three months ended June 30, 2019 from 1.39% for the three months ended June 30, 2018.
Noninterest Income
Noninterest income for the three months ended June 30, 2019 was $6.0 million, a decrease of $2.5 million, or 28.9%, compared to the three months ended March 31, 2019. The decrease was primarily due to a $1.3 million decrease in the gain on sale of Small Business Administration (“SBA”) loans, a $434 thousand decrease in the value of investments in community development-oriented private equity funds used for Community Reinvestment Act (“CRA”) purposes, a $352 thousand decrease in prepayment fees and a $370 thousand decrease in derivative income earned during the three months ended June 30, 2019. This was partially offset by a $255 thousand increase in loan fees during the three months ended June 30, 2019.
Compared to the three months ended June 30, 2018, noninterest income for the three months ended June 30, 2019 grew by $3.7 million, or 163.5%. The increase was primarily due to a $2.6 million increase in service charges and fees on acquired deposit accounts resulting from our acquisition of Green deposit accounts and the associated income from these accounts, a $1.7 million increase in loan fees and a $671 thousand increase in the gain on sale of SBA loans during the three months ended June 30, 2019. This was partially offset by a $642 thousand loss on securities sold and a $434 thousand decrease in the value of CRA investments discussed in the paragraph above during the three months ended June 30, 2019.
Noninterest Expense
Noninterest expense was $39.9 million for the three months ended June 30, 2019, compared to $67.0 million for the three months ended March 31, 2019, a decrease of $27.1 million, or 40.4%. The decrease was primarily driven by a $25.4 million decrease in merger and acquisition expenses related to our acquisition of Green, which were recorded in the first quarter of 2019. Merger and acquisition expenses recognized during the three months ended June 30, 2019 were primarily related to data processing expenses as a result of our system conversion and severance payments following our acquisition of Green.
Compared to the three months ended June 30, 2018, noninterest expense for the three months ended June 30, 2019 increased by $23.7 million, or 146.7%. The increase was primarily driven by a $9.8 million increase in salaries and employee benefits due to the addition of new Green employees, a $4.7 million increase in merger and acquisition expenses paid in connection with our acquisition of Green, and a $1.9 million, $1.9 million and $1.6 million increase in occupancy and equipment, amortization of intangibles and data processing and software expenses, respectively, related to our acquisition of Green.
Financial Condition
Total loans were $5.9 billion at June 30, 2019, an increase of $153.5 million, or 2.7%, compared to March 31, 2019. The increase was the result of the continued execution and success of our loan growth strategy.

Total deposits were $6.2 billion at June 30, 2019, a decrease of $132.6 million, or 2.1%, compared to March 31, 2019. The decrease was primarily the result of a decrease of $198.7 million in certificates and other time deposits, which was partially offset by increases of $29.0 million and $37.0 million in interest-bearing accounts and noninterest-bearing demand deposits, respectively.
Asset Quality
Allowance for loan losses as a percentage of loans held for investment, including mortgage warehouse, was 0.42%, 0.37% and 0.61% of total loans at June 30, 2019, March 31, 2019 and June 30, 2018, respectively. The allowance for loan losses as a percentage of total loans for each of the three quarters ended was determined by evaluating the qualitative factors around the nature, volume and mix of the loan portfolio. The increase in the allowance for loan loss as a percentage of loans held for investment from March 31, 2019 was attributable to the continued execution and success of our organic growth strategy, and was partially offset by payoffs of acquired loans and an increase in specific reserves on certain non-performing loans. The decrease in the allowance for loan losses as a percentage of loans held for investment from June 30, 2018 was attributable to our acquisition of Green as acquired loans are recorded at fair value. Our allowance for loan losses and remaining purchase discount on acquired loans as a percentage of loans held for investment, including mortgage warehouse, was 1.77%, 1.82% and 1.29% of total loans at June 30, 2019, March 31, 2019 and June 30, 2018, respectively. We recorded a provision for loan losses for the three months ended June 30, 2019 of $3.3 million compared to $5.0 million and $1.5 million for the three months ended March 31, 2019 and June 30, 2018, respectively.
Nonperforming assets totaled $43.3 million, or 0.54%, of total assets at June 30, 2019 compared to $23.1 million, or 0.29%, of total assets at March 31, 2019 and $4.9 million, or 0.16%, of total assets at June 30, 2018. The increase of $20.1 million compared to March 31, 2019 was driven by a $10.4 million and $11.1 million increase in originated accruing loans 90 days or more past due and acquired accruing loans 90 days or more past due, respectively. The increase in nonperforming assets of $38.4 million compared to June 30, 2018 was due in part to the placement of a $7.8 million purchased credit impaired (“PCI”) loan on non-accrual status as a result of information the Company obtained that precluded the Company from reasonably estimating the timing and amount of future cash flows relating to this loan. Excluding this PCI loan compared to June 30, 2018, the increase of $30.8 million in nonperforming assets was primarily the result of an increase in nonperforming loans of $29.0 million and an increase in other real estate owned of $1.8 million.
Dividend Information

On July 22, 2019, Veritex’s Board of Directors declared a quarterly cash dividend of $0.125 per share on its outstanding shares of common stock. The dividend will be paid on or after August 22, 2019 to stockholders of record as of the close of business on August 8, 2019.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Business Combinations Measurement Period
The measurement period for the Company to determine the fair values of acquired identifiable assets and assumed liabilities for Green will end at the earlier of (i) twelve months from the date of the acquisition or (ii) as soon as the Company receives the information it was seeking about facts and circumstances that existed as of the acquisition date or learns that more information is not obtainable. Provisional estimates have been recorded for the Green acquisition as independent valuations have not been finalized. The Company does not expect any significant differences from estimated values upon completion of the valuations.
Conference Call

The Company will host an investor conference call to review the results on Tuesday, July 23, 2019 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/m6/p/j68vyip2 and will receive a unique PIN, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call toll-free at (877) 703-9880.
The call and corresponding presentation slides will be webcast live on the home page of the Company's website, https://veritexholdingsinc.gcs-web.com. An audio replay will be available one hour after the conclusion of the call at (855) 859-2056, Conference #7495018. This replay, as well as the webcast, will be available until July 30, 2019.
About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6132
scaudle@veritexbank.com
Forward-Looking Statements
This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the impact Veritex expects its recently completed acquisition of Green to have on its operations, financial condition and financial results and Veritex’s expectations about its ability to successfully integrate the combined businesses of Veritex and Green and the amount of cost savings and overall operational efficiencies Veritex expects to realize as a result of the recently completed acquisition of Green. The forward-looking statements in this earnings release also include statements about the expected payment date of Veritex’s quarterly cash dividend, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the possibility that the businesses of Veritex and Green will not be integrated successfully, that the cost savings and any synergies from the acquisition may not be fully realized or may take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex has (or Green had) business relationships, diversion of management time on integration-related issues, the reaction to the acquisition by Veritex’s and Green’s customers, employees and counterparties and other factors, many of which are beyond the control of Veritex. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2018 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

	For the Three Months Ended					Six Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
	(Dollars and shares in thousands)
Per Share Data (Common Stock):
Basic EPS	$0.50	$0.14	$0.41	$0.37	$0.42	$0.63	$0.85
Diluted EPS	0.49	0.13	0.40	0.36	0.42	0.62	0.84
Book value per common share	22.55	21.88	21.88	21.38	21.03	22.55	21.03
Tangible book value per common share[1]	14.27	13.76	14.74	14.21	13.83	14.27	13.83

Common Stock Data:
Shares outstanding at period end	53,457	54,236	24,254	24,192	24,181	53,457	24,181
Weighted average basic shares outstanding for the period	53,969	54,293	24,224	24,176	24,148	54,130	24,139
Weighted average diluted shares outstanding for the period	54,929	55,439	24,532	24,613	24,546	55,031	24,527

Summary Performance Ratios:
Return on average assets[2]	1.36%	0.38%	1.20%	1.10%	1.34%	0.88%	1.37%
Return on average equity[2]	8.98	2.52	7.44	6.88	8.11	5.79	8.32
Return on average tangible common equity[1,2]	15.26	5.09	11.52	10.79	12.80	10.26	13.20
Efficiency ratio	51.49	82.30	54.27	57.58	53.51	67.28	53.91

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	0.59	0.59	0.47	0.42	0.46	1.18	0.95
Pre-tax, pre-provision operating return on average assets[1,2]	2.22	2.40	1.95	1.98	2.03	2.31	2.09
Operating return on average assets[1,2]	1.63%	1.69%	1.40%	1.28%	1.47%	1.66%	1.56%
Operating return on average tangible common equity[1,2]	18.09	18.81	13.37	12.49	14.07	18.50	14.94
Operating efficiency ratio[1]	43.66	43.54	50.65	49.09	48.67	43.60	49.32

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	15.13%	15.18%	16.14%	15.92%	16.48%	15.14%	16.48%
Tier 1 capital to average assets (leverage)	10.47	10.57	12.04	11.74	12.08	10.47	12.08
Common equity tier 1 capital	11.26	11.07	11.80	12.02	12.17	11.26	12.17
Tier 1 capital to risk-weighted assets	11.71	11.50	12.18	12.43	12.60	11.71	12.60
Total capital to risk-weighted assets	12.71	12.45	12.98	13.22	13.31	12.71	13.31
Tangible common equity to tangible assets[1]	10.08	10.02	11.78	11.08	11.30	10.08	11.30

Veritex Bank Capital Ratios:
Tier 1 capital to average assets (leverage)	10.80%	10.65%	10.87%	10.53%	10.70%	10.80%	10.70%
Common equity tier 1 capital	12.09%	11.61%	11.01%	11.13%	11.16%	12.09%	11.16%
Tier 1 capital to risk-weighted assets	12.09%	11.61%	11.01%	11.13%	11.16%	12.09%	11.16%
Total capital to risk-weighted assets	12.46%	11.93%	11.64%	11.75%	11.70%	12.46%	11.70%
1Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2Annualized ratio.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands)

	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$265,822	$339,473	$84,449	$261,790	$146,740
Securities	1,020,279	950,671	262,695	256,237	252,187
Other investments	81,088	75,920	23,174	27,769	27,438

Loans held for sale	7,524	8,002	1,258	1,425	453
Loans held for investment, mortgage warehouse	200,017	114,158	—	—	—
Loans held for investment	5,731,833	5,663,721	2,555,494	2,444,499	2,418,886
Total loans	5,939,374	5,785,881	2,556,752	2,445,924	2,419,339
Allowance for loan losses	(24,712)	(21,603)	(19,255)	(17,909)	(14,842)
Bank-owned life insurance	79,899	79,397	22,064	21,915	21,767
Bank premises, furniture and equipment, net	115,373	119,354	78,409	77,346	76,348
Other real estate owned	1,748	151	—	—	—
Intangible assets, net	78,347	81,245	15,896	16,603	17,482
Goodwill	370,221	368,268	161,447	161,447	161,447
Other assets	82,667	69,474	22,919	24,724	23,968
Branch assets held for sale	—	83,516	—	—	1,753
Total assets	$8,010,106	$7,931,747	$3,208,550	$3,275,846	$3,133,627
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$1,476,668	$1,439,630	$626,283	$661,754	$611,315
Interest-bearing	2,646,154	2,617,117	1,313,161	1,346,264	1,252,774
Certificates and other time deposits	2,042,266	2,240,968	682,984	648,236	626,329
Total deposits	6,165,088	6,297,715	2,622,428	2,656,254	2,490,418
Accounts payable and accrued expenses	44,414	42,621	5,413	6,875	4,130
Accrued interest payable and other liabilities	7,069	6,846	5,361	5,759	5,856
Advances from Federal Home Loan Bank	512,945	252,982	28,019	73,055	108,092
Subordinated debentures and subordinated notes	72,486	72,719	16,691	16,691	16,690
Securities sold under agreements to repurchase	2,811	2,778	—	—	—
Branch liabilities held for sale	—	62,381	—	—	—
Total liabilities	6,804,813	6,738,042	2,677,912	2,758,634	2,625,186
Commitments and contingencies
Stockholders’ equity:
Common stock	535	546	243	242	242
Additional paid-in capital	1,112,238	1,109,386	449,427	448,117	447,234
Retained earnings	104,652	84,559	83,968	74,143	65,208
Unallocated Employee Stock Ownership Plan shares	—	—	—	(106)	(106)
Accumulated other comprehensive income (loss)	17,741	7,016	(2,930)	(5,114)	(4,067)
Treasury stock	(29,873)	(7,802)	(70)	(70)	(70)
Total stockholders’ equity	1,205,293	1,193,705	530,638	517,212	508,441
Total liabilities and stockholders’ equity	$8,010,106	$7,931,747	$3,208,550	$3,275,846	$3,133,627

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Interest income:
Loans, including fees	$86,786	$85,747	$35,028	$35,074	$32,291	$172,533	$64,358
Securities	7,397	7,232	1,908	1,722	1,647	14,629	2,975
Deposits in financial institutions and Fed Funds sold	1,372	1,554	833	1,016	613	2,926	1,300
Other investments	622	691	413	108	306	1,313	334
Total interest income	96,177	95,224	38,182	37,920	34,857	191,401	68,967
Interest expense:
Transaction and savings deposits	11,405	10,366	5,412	4,694	4,204	21,771	7,493
Certificates and other time deposits	10,145	8,792	3,394	3,068	2,248	18,937	3,252
Advances from FHLB	2,187	2,055	377	630	234	4,242	694
Subordinated debentures and subordinated notes	998	1,094	304	250	245	2,092	477
Total interest expense	24,735	22,307	9,487	8,642	6,931	47,042	11,916
Net interest income	71,442	72,917	28,695	29,278	27,926	144,359	57,051
Provision for loan losses	3,335	5,012	1,364	3,057	1,504	8,347	2,182
Net interest income after provision for loan losses	68,107	67,905	27,331	26,221	26,422	136,012	54,869
Noninterest income:
Service charges and fees on deposit accounts	3,422	3,517	832	809	846	6,939	1,779
Loan fees	1,932	1,677	387	410	261	3,609	535
(Loss) gain on sales of investment securities	(642)	(772)	(42)	(34)	4	(1,414)	12
Gain on sales of loans	1,104	2,370	1,789	270	416	3,474	997
Rental income	373	368	310	414	452	741	930
Other	(155)	1,324	343	539	311	1,169	795
Total noninterest income	6,034	8,484	3,619	2,408	2,290	14,518	5,048
Noninterest expense:
Salaries and employee benefits	17,459	18,885	8,278	7,394	7,657	36,344	15,587
Occupancy and equipment	4,014	4,129	2,412	2,890	2,143	8,143	5,377
Professional and regulatory fees	2,814	3,418	1,889	1,893	1,528	6,232	3,632
Data processing and software expense	2,309	1,924	888	697	689	4,233	1,517
Marketing	961	619	570	306	446	1,580	907
Amortization of intangibles	2,719	2,760	835	798	856	5,479	1,834
Telephone and communications	625	395	223	236	414	1,020	840
Merger and acquisition expense	5,790	31,217	1,150	2,692	1,043	37,007	1,378
Other	3,205	3,646	1,293	1,340	1,393	6,851	2,403
Total noninterest expense	39,896	66,993	17,538	18,246	16,169	106,889	33,475
Net income from operations	34,245	9,396	13,412	10,383	12,543	43,641	26,442
Income tax expense	7,369	1,989	3,587	1,448	2,350	9,358	5,861
Net income	$26,876	$7,407	$9,825	$8,935	$10,193	$34,283	$20,581

Basic EPS	$0.50	$0.14	$0.41	$0.37	$0.42	$0.63	$0.85
Diluted EPS	$0.49	$0.13	$0.40	$0.36	$0.42	$0.62	$0.84
Weighted average basic shares outstanding	53,969	54,293	24,224	24,176	24,148	54,130	24,139
Weighted average diluted shares outstanding	54,929	55,439	24,532	24,613	24,546	55,031	24,527

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

	For the Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,5]	$5,762,257	$85,030	5.92%	$5,731,062	$84,194	5.96%	$2,333,283	$32,291	5.55%
Loans held for investment, mortgage warehouse	154,586	1,756	4.56	119,781	1,553	5.26	—	—	—
Securities	956,160	7,397	3.10	926,347	7,232	3.17	248,670	1,647	2.66
Interest-bearing deposits in other banks	228,461	1,372	2.41	264,138	1,554	2.39	136,803	613	1.80
Other investments[2]	59,508	622	4.19	56,909	691	4.92	22,486	306	5.46
Total interest-earning assets	7,160,972	96,177	5.39	7,098,237	95,224	5.44	2,741,242	34,857	5.10
Allowance for loan losses	(23,891)			(20,065)			(13,600)
Noninterest-earning assets[5]	800,238			763,095			331,814
Total assets	$7,937,319			$7,841,267			$3,059,456

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits[5]	$2,713,735	$11,405	1.69%	$2,562,304	$10,366	1.64%	$1,272,569	$4,204	1.33%
Certificates and other time deposits[5]	2,107,567	10,145	1.93	2,244,194	8,792	1.59	592,371	2,248	1.52
Advances from FHLB	334,926	2,187	2.62	310,697	2,055	2.68	59,762	234	1.57
Subordinated debentures and subordinated notes	75,252	998	5.32	75,813	1,094	5.85	16,690	245	5.89
Total interest-bearing liabilities	5,231,480	24,735	1.90	5,193,008	22,307	1.74	1,941,392	6,931	1.43

Noninterest-bearing liabilities:
Noninterest-bearing deposits[5]	1,456,538			1,427,970			605,760
Other liabilities[5]	48,669			30,023			7,976
Total liabilities	6,736,687			6,651,001			2,555,128
Stockholders’ equity	1,200,632			1,190,266			504,328
Total liabilities and stockholders’ equity	$7,937,319			$7,841,267			$3,059,456

Net interest rate spread[3]			3.49%			3.70%			3.67%
Net interest income		$71,442			$72,917			$27,926
Net interest margin[4]			4.00%			4.17%			4.09%

1 Includes average outstanding balances of loans held for sale of $8,140, $7,709 and $1,349 for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively, and average balances of loans held for investment, excluding mortgage warehouse.
2 The Company historically reported dividend income in other noninterest income and has re-classed $609, $678 and $302 of dividend income into other investments as of June 30, 2019, March 31, 2019 and June 30, 2018, respectively, in order to align with industry peers for comparability purposes.
3 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
4 Net interest margin is equal to net interest income divided by average interest-earning assets.
5 Includes average balances that are held for sale at March 31, 2019.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

	For the Six Months Ended
	June 30, 2019			June 30, 2018
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,5]	$5,746,746	$169,224	5.94%	$2,297,407	$64,358	5.65%
Loans held for investment, mortgage warehouse	137,280	3,309	4.86	—	—	—
Securities	941,336	14,629	3.13	235,422	2,975	2.55
Interest-bearing deposits in other banks	246,201	2,926	2.40	150,324	1,300	1.74
Other investments[2]	48,578	1,313	5.45	14,532	334	4.63
Total interest-earning assets	7,120,141	191,401	5.42	2,697,685	68,967	5.16
Allowance for loan losses	(21,988)			(13,367)
Noninterest-earning assets[5]	789,890			340,560
Total assets	$7,888,043			$3,024,878

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits[5]	$2,675,237	$21,771	1.64%	$1,245,506	$7,493	1.21%
Certificates and other time deposits[5]	2,124,951	18,937	1.80	559,891	3,252	1.17
Advances from FHLB	322,879	4,242	2.65	88,475	694	1.58
Subordinated debentures and subordinated notes	75,515	2,092	5.59	16,772	477	5.74
Total interest-bearing liabilities	5,198,582	47,042	1.82	1,910,644	11,916	1.26

Noninterest-bearing liabilities:
Noninterest-bearing deposits[5]	1,456,086			603,003
Other liabilities[5]	39,385			12,595
Total liabilities	6,694,053			2,526,242
Stockholders’ equity	1,193,990			498,636
Total liabilities and stockholders’ equity	$7,888,043			$3,024,878

Net interest rate spread[3]			3.60%			3.90%
Net interest income		$144,359			$57,051
Net interest margin[4]			4.09%			4.26%
1 Includes average outstanding balances of loans held for sale of $7,925 and $1,343 for the six months ended June 30, 2019 and June 30, 2018, respectively, and average balances of loans held for investment, excluding mortgage warehouse.
2 The Company historically reported dividend income in other noninterest income and has re-classed $1,287 and $325 of dividend income into other investments as of June 30, 2019 and June 30, 2018, respectively, in order to align with industry peers for comparability purposes.
3 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
4 Net interest margin is equal to net interest income divided by average interest-earning assets.
5 Includes average balances that are held for sale during the six months ended June 30, 2019.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights

Yield Trend

	For the Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Average yield on interest-earning assets:
Loans[1]	5.92%	5.96%	5.55%	5.72%	5.55%
Loans held for investment, mortgage warehouse	4.56	5.26	—	—	—
Securities	3.10	3.17	2.88	2.69	2.66
Interest-bearing deposits in other banks	2.41	2.39	2.41	1.98	1.80
Other investments	4.19	4.92	6.36	6.76	5.46
Total interest-earning assets	5.39%	5.44%	5.17%	5.19%	5.10%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	1.69%	1.64%	1.60%	1.46%	1.33%
Certificates and other time deposits	1.93	1.59	2.05	1.86	1.52
Advances from FHLB	2.62	2.68	2.85	2.08	1.57
Subordinated debentures and subordinated notes	5.32	5.85	7.23	5.94	5.89
Total interest-bearing liabilities	1.90%	1.74%	1.82%	1.66%	1.43%

Net interest rate spread[2]	3.49%	3.70%	3.35%	3.53%	3.67%
Net interest margin[3]	4.00%	4.17%	3.89%	4.00%	4.09%

1Includes average outstanding balances of loans held for sale of $8,140, $7,709, $1,019, $1,091 and $1,349 for the three months ended June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018 and June 30, 2018, respectively, and average balances of loans held for investment, excluding mortgage warehouse.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Average cost of interest-bearing deposits	1.79%	1.62%	1.75%	1.59%	1.39%
Average costs of total deposits, including noninterest-bearing	1.38	1.25	1.32	1.20	1.05

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

Loans Held for Investment (“LHI”) and Deposit Portfolio Composition

	June 30, 2019		March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018
	(Dollars in thousands)
Loans Held for Investment[2]
Originated Loans
Commercial	$878,970	32.2%	$836,792	33.3%	$697,906	33.0%	$646,978	33.3%	$571,716	33.0%
Real Estate:
Owner occupied commercial	229,243	8.4	215,088	8.6	188,847	8.9	179,422	9.2	138,940	8.0
Commercial	800,506	29.3	752,628	30.0	636,200	30.0	592,959	30.5	556,410	32.2
Construction and land	405,323	14.8	364,812	14.5	303,315	14.3	254,258	13.1	215,266	12.5
Farmland	15,944	0.6	8,247	0.3	7,898	0.4	8,181	0.5	8,102	0.5
1-4 family residential	290,808	10.7	274,880	10.9	235,092	11.0	210,702	10.9	191,303	11.1
Multi-family residential	101,973	3.7	48,777	1.9	47,371	2.2	46,240	2.3	43,643	2.5
Consumer	7,714	0.3	8,587	0.3	4,304	0.2	3,123	0.2	2,716	0.2
Total originated LHI	$2,730,481	100%	$2,509,811	100%	$2,120,933	100%	$1,941,863	100%	$1,728,096	100%

Acquired Loans
Commercial	$909,074	30.3%	$975,878	30.9%	$62,866	14.4%	$76,162	15.3%	$120,002	17.3%
Real Estate:
Owner occupied commercial	517,525	17.2	530,026	16.8	132,432	30.5	133,865	26.6	146,199	21.2
Commercial	927,019	30.9	948,815	30.1	145,553	33.5	162,842	32.4	173,914	25.2
Construction and land	138,527	4.6	149,897	4.8	21,548	5.0	39,885	7.9	84,996	12.3
Farmland	1,528	0.1	1,781	0.1	2,630	0.6	2,672	0.5	2,713	0.4
1-4 family residential	266,248	8.9	295,719	9.4	62,825	14.5	79,106	15.7	92,183	13.3
Multi-family residential	228,904	7.6	238,936	7.6	3,914	0.9	4,077	0.8	65,978	9.6
Consumer	12,848	0.4	13,180	0.4	2,808	0.6	4,043	0.8	4,827	0.7
Total acquired LHI	$3,001,673	100%	$3,154,232	100%	$434,576	100%	$502,652	100%	$690,812	100%

Mortgage warehouse	200,017		114,157		—		—		—

Total LHI[1]	$5,932,171		$5,778,200		$2,555,509		$2,444,515		$2,418,908

Deposits[2]
Noninterest-bearing	$1,476,668	24.0%	$1,439,630	22.9%	$626,283	23.8%	$661,754	24.9%	$611,315	24.5%
Interest-bearing transaction	373,982	6.1	334,868	5.3	146,969	5.6	144,328	5.4	143,561	5.8
Money market	2,178,274	35.3	2,169,049	34.4	1,133,045	43.2	1,168,262	44.0	1,074,048	42.5
Savings	93,898	1.5	113,200	1.8	33,147	1.3	33,674	1.3	35,165	1.4
Certificates and other time deposits	2,042,266	33.1	2,240,968	35.6	682,984	26.1	648,236	24.4	626,329	25.8
Total deposits	$6,165,088	100%	$6,297,715	100%	$2,622,428	100%	$2,656,254	100%	$2,490,418	100%

Loan to Deposit Ratio	96.2%		91.8%		97.4%		92.0%		97.1%
1 Total LHI does not include deferred fees of $321 thousand at June 30, 2019, $321 thousand at March 31, 2019, $15 thousand at December 31, 2018, $16 thousand at September 30, 2018 and $22 thousand at June 30, 2018.
2 LHI and deposit portfolio composition exclude assets and liabilities held for sale as of March 31, 2019.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

Asset Quality

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	June 30, 2019	June 30, 2018
	(Dollars in thousands)
Nonperforming Assets (“NPAs”):
Originated nonaccrual loans	$7,909	$10,779	$7,843	$4,664	$4,252	$7,909	$4,252
Acquired nonaccrual loans	7,824	7,904	16,902	17,158	—	7,824	—
Originated accruing loans 90 or more days past due[2]	12,738	2,329	—	4,302	613	12,738	613
Acquired accruing loans 90 or more days past due[2]	13,036	1,974	—	—	—	13,036	—
Total nonperforming loans held for investment (“NPLs”)	41,507	22,986	24,745	26,124	4,865	41,507	4,865
Other real estate owned	1,748	151	—	—	—	1,748	—
Total NPAs	$43,255	$23,137	$24,745	$26,124	$4,865	$43,255	$4,865

Charge-offs:
Residential	$(157)	$—	$—	$—	$—	$(157)	$—
Commercial	(143)	(2,654)	(26)	—	(77)	(2,797)	(149)
Consumer	(30)	(74)	—	—	—	(104)	(22)
Total charge-offs	(330)	(2,728)	(26)	—	(77)	(3,058)	(171)

Recoveries:
Residential	54	8	—	—	—	62	—
Commercial	10	10	7	10	15	20	24
Consumer	40	46	—	—	—	86	—
Total recoveries	104	64	7	10	15	168	24

Net charge-offs	$(226)	$(2,664)	$(19)	$10	$(62)	$(2,890)	$(147)

Allowance for loan losses (“ALLL”) at end of period	$24,712	$21,603	$19,255	$17,909	$14,842	$24,712	$14,842

Remaining purchase discount (“PD”) on acquired loans[1]	$80,365	$83,365	$12,098	$13,389	$16,345	80,365	16,345

Asset Quality Ratios:
NPAs to total assets	0.54%	0.29%	0.77%	0.80%	0.16%	0.54%	0.16%
NPLs to total LHI	0.70	0.40	0.97	1.07	0.20	0.70	0.20
ALLL to total LHI	0.42	0.37	0.75	0.73	0.61	0.42	0.61
ALLL and remaining PD on acquired loans to total LHI[1]	1.77	1.82	1.23	1.28	1.29	1.77	1.29
Net charge-offs to average loans outstanding	—	0.05	—	—	—	0.05	0.01
1 Remaining PD on acquired loans includes non-accretable and accretable purchase discount on purchased performing and PCI loans for each quarter presented in the table.
2 Accruing loans greater than 90 days past due exclude purchase credit impaired loans greater than 90 days past due.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is our book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,205,293	$1,193,705	$530,638	$517,212	$508,441
Adjustments:
Goodwill	(370,221)	(368,268)	(161,447)	(161,447)	(161,447)
Core deposit intangibles	(72,465)	(74,916)	(11,675)	(12,107)	(12,538)
Tangible common equity	$762,607	$750,521	$357,516	$343,658	$334,456
Common shares outstanding	53,457	54,236	24,254	24,192	24,181

Book value per common share	$22.55	$21.88	$21.88	$21.38	$21.03
Tangible book value per common share	$14.27	$13.76	$14.74	$14.21	$13.83

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,205,293	$1,193,705	$530,638	$517,212	$508,441
Adjustments:
Goodwill	(370,221)	(368,268)	(161,447)	(161,447)	(161,447)
Core deposit intangibles	(72,465)	(74,916)	(11,675)	(12,107)	(12,538)
Tangible common equity	$762,607	$750,521	$357,516	$343,658	$334,456
Tangible Assets
Total assets	$8,010,106	$7,931,747	$3,208,550	$3,275,846	$3,133,627
Adjustments:
Goodwill	(370,221)	(368,268)	(161,447)	(161,447)	(161,447)
Core deposit intangibles	(72,465)	(74,916)	(11,675)	(12,107)	(12,538)
Tangible Assets	$7,567,420	$7,488,563	$3,035,428	$3,102,292	$2,959,642
Tangible Common Equity to Tangible Assets	10.08%	10.02%	11.78%	11.08%	11.30%

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) return as net income less the effect of core deposit intangibles as net income, plus amortization of core deposit intangibles, net of taxes; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$26,876	$7,407	$9,825	$8,935	$10,193	$34,283	$20,581
Adjustments:
Plus: Amortization of core deposit intangibles	2,451	2,477	432	431	432	4,928	819
Less: Tax benefit at the statutory rate	515	520	91	91	91	1,035	172
Net income available for common stockholders adjusted for amortization of intangibles	$28,812	$9,364	$10,166	$9,275	$10,534	$38,176	$21,228

Average Tangible Common Equity
Total average stockholders' equity	$1,200,632	$1,190,266	$523,590	$514,876	$504,328	$1,193,990	$498,636
Adjustments:
Average goodwill	(369,255)	(366,795)	(161,447)	(161,447)	(161,433)	(368,524)	(160,358)
Average core deposit intangibles	(73,875)	(76,727)	(11,932)	(12,354)	(12,807)	(75,293)	(13,886)
Average tangible common equity	$757,502	$746,744	$350,211	$341,075	$330,088	$750,173	$324,392
Return on Average Tangible Common Equity (Annualized)	15.26%	5.09%	11.52%	10.79%	12.80%	10.26%	13.20%

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings and pre-tax, pre-provision operating earnings are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) net operating earnings as net income plus loss on sale of securities available-for-sale, net, less gain on sale of disposed branch assets, plus lease exit costs, net, plus branch closure expenses, plus one-time issuance of shares to all employees, plus merger and acquisition expenses, less tax impact of adjustments, plus re-measurement of deferred tax assets as a result of the reduction in the corporate income tax rate under the Tax Cuts and Jobs Act, plus other merger and acquisition discrete tax items. We calculate (b) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision for loan losses. We calculate (c) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (d) operating return on average tangible common equity as operating earnings as described in clause (a) divided by total average tangible common equity (average stockholders' equity less average goodwill and average core deposit intangibles, net of accumulated amortization.) We calculate (e) operating efficiency ratio as non interest expense plus adjustments to operating non interest expense divided by (i) non interest income plus adjustments to operating non interest income plus (ii) net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating earnings and pre-tax, pre-provision operating earnings and related metrics:

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
	(Dollars in thousands)
Operating Earnings
Net income	$26,876	$7,407	$9,825	$8,935	$10,193	$34,283	$20,581
Plus: Loss on sale of securities available for sale, net	642	772	42	—	—	1,414	—
Plus: Loss (gain) on sale of disposed branch assets[1]	359	—	—	—	—	359	(388)
Plus: Lease exit costs, net[2]	—	—	—	—	—	—	1,071
Plus: Branch closure expenses	—	—	—	—	—	—	172
Plus: One-time issuance of shares to all employees	—	—	—	—	421	—	421
Plus: Merger and acquisition expenses	5,431	31,217	1,150	2,692	1,043	36,648	1,378
Operating pre-tax income	33,308	39,396	11,017	11,627	11,657	72,704	23,235
Less: Tax impact of adjustments[3]	1,351	6,717	(440)	538	293	8,068	535
Plus: Tax Act re-measurement	—	—	—	(688)	(127)	—	693
Plus: Other M&A tax items	277	—	—	—	—	277	—
Net operating earnings	$32,234	$32,679	$11,457	$10,401	$11,237	$64,913	$23,393

Weighted average diluted shares outstanding	54,929	55,439	24,532	24,613	24,546	55,031	24,527
Diluted EPS	$0.49	$0.13	$0.40	$0.36	$0.42	$0.62	$0.84
Diluted operating EPS	0.59	0.59	0.47	0.42	0.46	1.18	0.95
1 Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense within the condensed consolidated statements of income.
2 Lease exit costs, net for the six months ended June 30, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that the Company ceased using in 2017 offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand.
3 During the fourth quarter of 2018, the Company initiated a transaction cost study, which through December 31, 2018 resulted in $727 thousand of expenses paid that are non-deductible merger and acquisition expenses. As such, the $727 thousand of non-deductible expenses are reflected in the six months ended June 30, 2018 tax impact of adjustments amounts reported. All other non-merger related adjustments to operating earnings are taxed at the statutory rate.

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$26,876	$7,407	$9,825	$8,935	$10,193	$34,283	$20,581
Plus: Provision for income taxes	7,369	1,989	3,587	1,448	2,350	9,358	5,861
Pus: Provision for loan losses	3,335	5,012	1,364	3,057	1,504	8,347	2,182
Plus: Loss on sale of securities available for sale, net	642	772	42	—	—	1,414	—
Plus: Loss (gain) on sale of disposed branch assets	359	—	—	—	—	359	(388)
Plus: Lease exit costs, net[1]	—	—	—	—	—	—	1,071
Plus: Branch closure expenses	—	—	—	—	—	—	172
Plus: One-time issuance of shares to all employees	—	—	—	—	421	—	421
Plus: Merger and acquisition expenses	5,431	31,217	1,150	2,692	1,043	36,648	1,378
Net pre-tax, pre-provision operating earnings	$44,012	$46,397	$15,968	$16,132	$15,511	$90,409	$31,278

Average total assets	$7,937,319	$7,841,267	$3,243,168	$3,233,214	$3,059,456	$7,888,043	$3,024,878
Pre-tax, pre-provision operating return on average assets[2]	2.22%	2.40%	1.95%	1.98%	2.03%	2.31%	2.09%

Average total assets	$7,937,319	$7,841,267	$3,243,168	$3,233,214	$3,059,456	$7,888,043	$3,024,878
Return on average assets[2]	1.36%	0.38%	1.20%	1.10%	1.34%	0.88%	1.37%
Operating return on average assets[2]	1.63	1.69	1.40	1.28	1.47	1.66	1.56

Operating earnings adjusted for amortization of intangibles
Net operating earnings	$32,234	$32,679	$11,457	$10,401	$11,237	$64,913	$23,393
Adjustments:
Plus: Amortization of core deposit intangibles	2,451	2,477	432	431	432	4,928	819
Less: Tax benefit at the statutory rate	515	520	91	91	91	1,035	172
Operating earnings adjusted for amortization of intangibles	$34,170	$34,636	$11,798	$10,741	$11,578	$68,806	$24,040

Average Tangible Common Equity
Total average stockholders' equity	$1,200,632	$1,190,266	$523,590	$514,876	$504,328	$1,193,990	$498,636
Adjustments:
Average goodwill	(369,255)	(366,795)	(161,447)	(161,447)	(161,433)	(368,524)	(160,358)
Average core deposit intangibles	(73,875)	(76,727)	(11,932)	(12,354)	(12,807)	(75,293)	(13,886)
Average tangible common equity	$757,502	$746,744	$350,211	$341,075	$330,088	$750,173	$324,392
Operating Return on average tangible common equity[2]	18.09%	18.81%	13.37%	12.49%	14.07%	18.50%	14.94%

Efficiency ratio	51.49%	82.30%	54.27%	57.58%	53.51%	67.28%	53.91%
Operating efficiency ratio	43.66%	43.54%	50.65%	49.09%	48.67%	43.60%	49.32%
1 Lease exit costs, net for the six months ended June 30, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that the Company ceased using in 2017 offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand.
2 Annualized ratio.